EXHIBIT 5.2
March 26, 2007
The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey 07061-1615

Re:	The Chubb Corporation — Registration Statement on Form S-3 ASR
Ladies and Gentlemen:
          This opinion, which I render solely in my capacity as Vice President and Corporate Counsel of The Chubb Corporation, a New Jersey corporation (the “Company”), and not in any individual or other capacity, is being delivered to you in connection with the Registration Statement on Form S-3 ASR (the “Registration Statement”) of the Company filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the “Securities”):
A.	senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

B.	junior subordinated debt securities (the “Junior Subordinated Debt Securities”);

C.	shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”);

D.	shares of common stock (including rights to purchase shares of Series B Participating Cumulative Preferred Stock (the “Rights”)) of the Company, par value $1.00 per share (the “Common Stock”);

E.	depositary shares representing fractional shares of Preferred Stock, fractional interests in Debt Securities or fractional interests in Junior Subordinated Debt Securities (the “Depositary Shares”);

F.	warrants to purchase shares of Common Stock, Debt Securities, Preferred Stock or any combination of them (the “Warrants”);

G.	stock purchase contracts representing the Company’s obligation to sell Preferred Stock or Common Stock (the “Purchase Contracts”); and

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H.	units consisting of a Purchase Contract and Debt Securities, Junior Subordinated Debt Securities or debt obligations of third parties, including United States Treasury securities (the “Units ”).
          The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.
          The Senior Debt Securities are to be issued under an Indenture, dated as of October 25, 1989, by and between the Company and The Bank of New York Trust Company, N.A., as successor to The First National Bank of Chicago as trustee, as amended by a Supplemental Indenture, dated as of March 18, 2003, by and between the Company and The Bank of New York Trust Company, N.A. as successor to Bank One Trust Company, N.A. as trustee (as so amended, the “Senior Debt Indenture”). The Subordinated Debt Securities are to be issued under an Indenture, dated as of June 4, 2003, by and between the Company and The Bank of New York Trust Company, N.A., as successor to Bank One Trust Company, N.A. as trustee (the “Subordinated Debt Indenture”). The Junior Subordinated Debt Securities are to be issued under an Indenture to be entered into by and between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Junior Subordinated Indenture”).
          The Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Deposit Agreement”). The Warrants are to be issued under common stock and preferred stock warrant agreements or debt warrant agreements, as applicable, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Purchase Contracts are to be issued under purchase contract agreements, each between the Company and The Bank of New York Trust Company, N.A., as successor to Bank One Trust Company, N.A., as purchase contract agent (each, a “Purchase Contract Agreement”). The Units may be issued under unit agreements or other agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”). The Rights are to be issued under the Rights Agreement, dated as of March 12, 1999, by and between the Company and First Chicago Trust Company as rights agent (the “Rights Agreement”).
          In connection with the furnishing of the opinions below, I have examined original or copies of the following documents:
          1. the Registration Statement;
          2. the Senior Debt Indenture (including the form of Senior Debt Securities included therein) filed as Exhibits 4.1 and 4.11 to the Registration Statement;
          3. the Subordinated Debt Indenture (including the form of Subordinated Debt Securities included therein) filed as Exhibit 4.2 to the Registration Statement;

March 26, 2007

          4. the form of Junior Subordinated Indenture (including the form of Junior Subordinated Debt Securities included therein) filed as Exhibit 4.3 to the Registration Statement;
          5. the form of Deposit Agreement (including the form of depositary receipt included therein) filed as Exhibit 4.4 to the Registration Statement;
          6. the forms of Common Stock and Preferred Stock Warrant Agreement and Debt Warrant Agreement filed as Exhibits 4.7 and 4.8 to the Registration Statement;
          7. the form of Purchase Contract Agreement filed as Exhibit 4.9 to the Registration Statement;
          8. the form of Pledge Agreement filed as Exhibit 4.10 to the Registration Statement; and
          9. the Rights Agreement filed as Exhibit 4.6 to the Registration Statement.
          In addition, I have examined the Restated Certificate of Incorporation, as amended, and the By-laws, as amended through December 4, 2003, of the Company as in effect on the date of this letter, resolutions of the Company’s Board of Directors, and such other documents, corporate records, certificates of public officials and other instruments as I deemed appropriate.
          I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by me, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I have examined are accurate and complete.
          I have also assumed that at or prior to the time of the execution, issuance, sale and delivery of any of the Securities, the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company, or any other committee as may be designated by the Board of Directors for such purpose (each, an “Authorized Committee”), as applicable, shall have duly established the terms of such Security (other than the Common Stock and the Rights) and duly authorized the issuance and sale of such Security (other than the Rights) and that such authorization shall not have been modified or rescinded. I have further assumed that none of the terms of any Security to be established subsequent to the date of this letter, nor the execution, issuance, sale and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of

March 26, 2007

any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
          Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, it is my opinion that:
          1. The Company is validly existing as a corporation in good standing under the laws of the State of New Jersey.
          2. The Senior Debt Indenture has been duly authorized, executed and delivered by the Company and the execution, issuance, sale and delivery by the Company of the Senior Debt Securities have been duly authorized by all necessary corporate action on the part of the Company.
          3. The Subordinated Debt Indenture has been duly authorized, executed and delivered by the Company and the execution, issuance, sale and delivery by the Company of the Subordinated Debt Securities have been duly authorized by all necessary corporate action on the part of the Company.
          4. The execution and delivery by the Company of the Junior Subordinate Indenture and the execution, issuance, sale and delivery by the Company of the Junior Subordinated Debt Securities have been duly authorized by all necessary corporate action on the part of the Company.
          5. The issuance, sale and delivery of shares of Common Stock and Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company, and such shares, when issued as contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.
          6. The execution and delivery by the Company of Deposit Agreements and the execution, issuance, sale and delivery by the Company of the Depositary Shares have been duly authorized by all necessary corporate action on the part of the Company.
          7. The execution and delivery by the Company of the Warrant Agreements and the execution, issuance, sale and delivery by the Company of the Warrants have been duly authorized by all necessary corporate action on the part of the Company.
          8. The execution and delivery by the Company of the Purchase Contract Agreements and the execution, issuance, sale and delivery by the Company of the Purchase Contracts have been duly authorized by all necessary corporate action on the part of the Company.
          9. The execution and delivery by the Company of the Unit Agreements and the execution, issuance, sale and delivery by the Company of the Units have been duly authorized by all necessary corporate action on the part of the Company.

March 26, 2007

          10. The Rights Agreement has been duly authorized, executed and delivered by the Company and the Rights have been duly authorized by all necessary corporate action on the part of the Company and, when issued as contemplated by the Registration Statement and in accordance with the Rights Agreement, will be validly issued.
          I am a member of the bar of the State of New Jersey. I express no opinion with respect to any matters governed by any law other than the corporate laws of the State of New Jersey.
          I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, I do not hereby admit that I come within the category or persons whose consent is required by the Act or the Rules.
Very truly yours,
/s/ W. Andrew Macan
W. Andrew Macan
Vice President and Corporate Counsel